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                    SUBSIDIARIES OF HIBERNIA CORPORATION


                                   State or Other Jurisdiction of
Name of Subsidiary                 Incorporation or Organization

Hibernia National Bank                       United States

     EFENJAY Premier, Inc. (1)                 Louisiana

     First Agricultural Credit                 Louisiana
       Corporation (1)

     Guaranty Realty Corporation (1)           Louisiana

          Guaranty Properties, Inc. (2)        Louisiana

      HNBDUS, Inc.(1)                          Louisiana

      HCC Advertising Agency, Inc. (1)         Louisiana

      HRE Corporation (1)                      Louisiana

      Hibernia Investment Securities           Louisiana
      Inc. (1)

      Hibernia Leasing Corporation (1)         Louisiana

      LBT Mortgage Corporation (1)             Louisiana

      Pioneer Mortgage Company (1)             Louisiana

      SWOT Limited II (1)                      Louisiana

      Tower Insurance Agency, Inc. (1)         Louisiana

Zachary Taylor Life Insurance
       Company, Inc.                           Louisiana



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(1)  Subsidiary of Hibernia National Bank

(2)  Subsidiary of Guaranty Realty Corporation